Amendment to Loandata LLC Operating Agreement


Pursuant  to  Section  9.5  of  the  Loandata  LLC  Operating   Agreement   (the
"Agreement"), Section 3.7.1 of the Agreement (as heretofore amended) is hereby amended and restated to read in its entirety as follows:



                      3.7.1. At any time prior to the date on which the Company has received an aggregate of $7,500,000 in Capital Contributions (other than by way of contributions in the form of property) and capital from the funding of the Vaults as contemplated in Section 3.9.1 (except prior to the End of Offer Period relating to an Offer Notice pursuant to
        Section  3.7.2,  during the pendency of a Third Party Offer  pursuant to
        Section 3.7.3, or prior to the End of New Offer Period relating to a New Offer Notice pursuant to Section 3.7.4, in any of which cases the rights of the Class A Member to make additional Capital Contributions under this Section 3.7 shall be governed by the provisions of Sections 3.7.2,
        3.7.3 or 3.7.4, as the case may be), and subject to the provision set forth in the last sentence of this Section 3.7.1, the Class A Member may, in its sole discretion, by written notice to the Company elect to make additional Capital Contributions to the Company on the terms set forth in this Section 3.7.1. Until the dates indicated, the Class A Member may acquire the following additional Percentage Interests in the Company pursuant to this Section 3.7.1 (or lesser Percentage Interests on a proportionate basis for lesser Capital Contributions) by making the additional Capital Contribution set forth opposite the respective Percentage Interests (with prior Capital Contributions from all Members after the initial Capital Contributions made as of the date of this Agreement and all capital received by the Company through the funding of the Vaults as contemplated in Section 3.9.1 treated as Capital Contributions solely for purposes of valuing the New Interest):

               $1,500,000    an additional 21.868% July 31, 1998
               $2,250,000    an additional 11.765% October 31, 1998
               $3,150,000    an additional  6.666% January 31, 1999;

        provided, however, that the Class A Member may not make an additional Capital Contribution pursuant to this Section 3.7.1 after the date on which the Company has received an aggregate of $2,100,000 before October 27, 1998 (or $4,350,000 afterwards) in Capital Contributions (other than by way of contributions in the form of property) and capital from the funding of the Vaults as contemplated in Section 3.9.1 without the consent of a majority of the Board of Managers, which majority includes at least one member who is not designated by the Class A Member.

        Notwithstanding anything to the contrary in this Agreement, it is anticipated that the Class A Member may loan the Company money or provide services or property to the Company, at the Class A Member's option (in addition to its capital contribution of $1,500,000 in July
        1998) and this loan will be evidenced by a note or notes from the Company. If on or before September 30, 1998 the Company has not entered into a definitive agreement with an investor to make an investment of at least $1,000,000 at a valuation equal to or greater than the valuation step then in effect under this section 3.7.1 and if (i) any portion of the loan remains outstanding and unpaid on September 30, 1998; or (ii) any investor has agreed in writing to make an investment in the Company at a valuation or terms less favorable to the Company than the valuation step then in effect under this section 3.7.1; or (iii) approved by a majority of the Board of Managers, which majority includes at least one member who is not designated by the Class A Member, then all or any portion of the outstanding loan (including accrued interest) may at the option of the Class A Member be converted on or before January 31, 1999 to equity at a rate of 7.144% per $250,000.
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This amendment  restatement  supersedes  all other  amendments to this Agreement which are dated before the effectiveness of this Amendment.



In all other respects the Agreement shall remain in full force and effect without alteration. Effective as of the 17th day of July 1998.



Agreed and acknowledged by their authorized representatives:



/s/ Lawrence W. Rosenfeld
-------------------------
Class A Member - Concentra Corporation


/s/ J. Tobias Reiley
--------------------
Class B Member - Loandata.inc